Execution Version THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL IN A FORM ACCEPTABLE TO THE COMPANY. Original Issue Date: June 3, 2025 Principal Amount: $10,000,000.00 SENIOR SECURED PROMISSORY NOTE DUE JUNE 3, 2028 THIS SENIOR SECURED PROMISSORY NOTE is the duly authorized and validly issued promissory note of Elicio Therapeutics, Inc., a Delaware corporation (the “Company”), having its principal place of business at 451 D Street, 5th Floor, Boston, Massachusetts 02210, designated as its Senior Secured Promissory Note due June 3, 2028 (the “Note”). FOR VALUE RECEIVED, the Company promises to pay to GKCC, LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of Ten Million Dollars ($10,000,000) on June 3, 2028 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions: Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below) and (b) the following terms shall have the following meanings: “Amortization Period” means the period commencing on the first day of the first full calendar month following the last day of the Interest-only Period and continuing until the Maturity Date. “Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing. “Board of Directors” means the board of directors of the Company. “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the aggregate votes of the then- issued and outstanding voting securities of the Company on such basis as is then required by the Company’s

2 charter documents, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above. “Common Stock” means the Company’s shares of common stock, $0.01 par value per share. “Designated Rate” means a variable rate of interest per annum equal to the sum of (i) the Prime Rate plus (ii) five percentage points (5.00%); provided that, the maximum Designated Rate shall be deemed to be twelve and one-half of one percent (12.50%) per annum. Changes to the Designated Rate based on changes to the Prime Rate shall be effective as of the next scheduled interest payment date immediately following such change. “DTC” means the Depository Trust Company. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program. “Event of Default” shall have the meaning set forth in Section 5(a). “Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to two percent (2.00%) of the original principal balance of the Note. “Interest-only Period” means the period commencing on the Original Issue Date and continuing until the twenty-fourth (24th) month anniversary of the Original Issue Date. “New York Courts” shall have the meaning set forth in Section 6(d). “Note Register” shall have the meaning set forth in Section 2(b). “Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note. “Prepayment Fee” means, with respect to any prepayment of the Note: (i) if the prepayment occurs during the period commencing on the Original Issue Date and ending on (but including) the one-year anniversary of the Original Issue Date, an amount equal to the outstanding principal balance of the Note prepaid multiplied by 3.00%; (ii) if the prepayment occurs during the period commencing on the day immediately following the one-year anniversary of the Original Issue Date and ending on (but including) the two-year anniversary of the Original Issue Date, an amount equal to the outstanding principal balance of the Note prepaid multiplied by 2.00%; and (iii) if the prepayment occurs at any time after the two-year anniversary of the Original Issue Date, an amount equal to the outstanding principal balance of the Note prepaid multiplied by 1.00%. “Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, for the purposes of determining the Prime Rate, in the event the Prime Rate is less than 7.50% per annum, such rate shall be deemed to be 7.50% per annum; and provided further that if such rate of interest,

3 as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by the Holder, the “Prime Rate” shall mean the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Holder) or any similar release by the Federal Reserve Board (as determined by the Holder). “Purchase Agreement” means the Note Purchase Agreement, dated as of June 3, 2025, by and among the Company, the original Holder, and the other parties named therein, if any, as amended, modified or supplemented from time to time in accordance with its terms. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Section 2. Interest. a) Interest Rate. Interest shall accrue on the outstanding principal amount of this Note from the date hereof until the principal amount of this Note has been paid in full in accordance with the terms hereof at a variable rate per annum equal to the Designated Rate. Commencing on the first day of the thirteenth full month after the Original Issue Date and continuing on the first day of each month thereafter, the Company shall pay to the Holder all accrued interest on the outstanding principal balance of the Note. b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30-calendar day periods, and shall accrue commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). Section 3. Issuance of Payment; Prepayment. a) Repayment of the Note. Commencing on the first day of the first full month after the last day of the Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter, the Company shall pay to the Holder principal in equal monthly principal installments in an amount sufficient to fully amortize the original principal balance of the Note over the Amortization Period. On the Maturity Date, all principal and accrued interest then remaining unpaid and the Final Payment shall be due and payable. b) Prepayment. The Company may prepay all, but not less than all, the then outstanding principal balance of the Note in whole at any time by tendering to the Holder a cash payment in respect of the Note in an amount determined by the Holder equal to the sum of: (i) the aggregate outstanding principal amount of the Note; (ii) the accrued and unpaid interest on the Note as of the date of prepayment; (iii) the Prepayment Fee; and (iv) the Final Payment. Notwithstanding the foregoing, no prepayment penalty shall be payable in connection with any repayment in full of the Note following receipt by the Company of gross proceeds of equity issuances following the Original Issue Date in an aggregate amount at least equal to $60,000,000. Section 4. Registration of Transfers and Exchanges. a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange. b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance therewith and applicable federal and state securities laws and regulations.

4 c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. Section 5. Events of Default. a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body): i. any default in the payment of (A) the principal amount of the Note or (B) interest, liquidated damages and other amounts owing to the Holder on the Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise), which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Business Days; ii. the Company shall fail to observe or perform any other material covenant or agreement contained in the Note, which failure is not cured, if possible to cure, within ten (10) Business Days after notice of such failure sent by the Holder to the Company; iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Documents; iv. any representation or warranty made in this Note, any other Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; v. the Company or any Significant Subsidiary (as such term is defined in Rule 1- 02(w) of Regulation S-X) shall be subject to a Bankruptcy Event; vi. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Business Days or the transfer of shares of Common Stock through the DTC is no longer available, “frozen” or “chilled”; and vii. the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable). b) Remedies Upon Event of Default. If any Event of Default occurs, then at the Holder’s election, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become immediately due and payable. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to 18% per annum (with a credit for any “unused” guaranteed interest). In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

5 Section 6. Miscellaneous. a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, by electronic mail or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above or such other address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by electronic mail or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company. d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. e) Amendment; Waiver. Any provision of this Note may be amended by a written instrument executed by the Company and the Holder, which amendment shall be binding on all successors and assigns. Any provision of this Note may be waived by the party seeking enforcement thereof, which waiver shall be binding on all successors and assigns. Any waiver by the Company or the Holder must be in writing. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.

6 f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. g) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted. h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Documents (including, without limitation, the security agreements referenced in the Purchase Agreement), at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note. i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof. k) Secured Obligation. The obligations of the Company under this Note are secured by all assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of the date hereof, between the Company and the Secured Parties (as defined therein). l) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within four (4) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company shall so indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

7 m) Surrender of Note. Upon the payment in full of the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amount owing in respects thereof, the Holder shall promptly surrender this Note to or as directed by the Company. ********************* (Signature Pages Follow)

8 IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated. ELICIO THERAPEUTICS, INC. By: Name: Title: 529534635v.5